Exhibit 10.1

STORM RECOVERY PROPERTY SERVICING AGREEMENT

by and between

DUKE ENERGY CAROLINAS NC STORM FUNDING II LLC,

Issuer

and

DUKE ENERGY CAROLINAS, LLC,

Servicer

Acknowledged and Accepted by

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Indenture Trustee

Dated as of September 30, 2025

TABLE OF CONTENTS

Page

ARTICLE I	DEFINITIONS AND RULES OF CONSTRUCTION	4

Section 1.01.	Definitions and Rules of Construction	4

ARTICLE II	APPOINTMENT AND AUTHORIZATION	4

Section 2.01.	Appointment of Servicer; Acceptance of Appointment	4
Section 2.02.	Authorization	4
Section 2.03.	Dominion and Control Over the Storm Recovery Property	4

ARTICLE III	ROLE OF SERVICER	5

Section 3.01.	Duties of Servicer	5
Section 3.02.	Servicing and Maintenance Standards	8
Section 3.03.	Annual Reports on Compliance with Regulation AB	8
Section 3.04.	Annual Report by Independent Registered Public Accountants	9

ARTICLE IV	SERVICES RELATED TO TRUE-UP ADJUSTMENTS	10

Section 4.01.	True-Up Adjustments	10
Section 4.02.	Limitation of Liability	13

ARTICLE V	THE STORM RECOVERY PROPERTY	13

ARTICLE VI	THE SERVICER	16

ARTICLE VII	DEFAULT	25

ARTICLE VIII	MISCELLANEOUS PROVISIONS	28

EXHIBITS

Exhibit A	Servicing Procedures
Exhibit B	Form of Monthly Servicer’s Certificate
Exhibit C	Form of Semi-Annual Servicer’s Certificate
Exhibit D	Form of Servicer Certificate
Exhibit E	Form of Certificate of Compliance
Exhibit F	Expected Sinking Fund Schedule

This STORM RECOVERY PROPERTY SERVICING AGREEMENT, dated as of September 30, 2025, is by and between DUKE ENERGY CAROLINAS NC STORM FUNDING II LLC, a Delaware limited liability company, as Issuer, and DUKE ENERGY CAROLINAS, LLC, a North Carolina limited liability company, as Servicer, and acknowledged and accepted by U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as Indenture Trustee.

RECITALS

WHEREAS, pursuant to the Storm Recovery Law and the Financing Order, Duke Energy Carolinas, in its capacity as seller (the “Seller”), and the Issuer are concurrently entering into the Sale Agreement pursuant to which the Seller is selling and the Issuer is purchasing certain Storm Recovery Property created pursuant to the Storm Recovery Law and the Financing Order described therein;

WHEREAS, in connection with its ownership of the Storm Recovery Property relating to the Storm Recovery Bonds and in order to collect the associated Storm Recovery Charges, the Issuer desires to engage the Servicer to carry out the functions described herein and the Servicer desires to be so engaged;

WHEREAS, the Issuer desires to engage the Servicer to act on its behalf in obtaining True-Up Adjustments from the Commission and the Servicer desires to be so engaged;

WHEREAS, the Storm Recovery Charge Collections initially may be commingled with other funds collected by the Servicer; and

WHEREAS, certain parties may have an interest in such commingled collections, and such parties will have entered into the Intercreditor Agreements, which allows Duke Energy Carolinas to allocate the collected, commingled funds according to each party’s interest;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.01.      Definitions and Rules of Construction. Capitalized terms used but not otherwise defined in this Servicing Agreement shall have the respective meanings given to such terms in Appendix A of the Indenture, which is hereby incorporated by reference into this Servicing Agreement as if set forth fully in this Servicing Agreement. Not all terms defined in Appendix A of the Indenture are used in this Servicing Agreement. The rules of construction set forth in Appendix A of the Indenture shall apply to this Servicing Agreement and are hereby incorporated by reference into this Servicing Agreement as if set forth fully in this Servicing Agreement, however for purposes of this Servicing Agreement, unless otherwise indicated herein, the terms Storm Recovery Charges, Closing Date, Storm Recovery Collateral and Storm Recovery Property mean the Storm Recovery Charges, Closing Date, Storm Recovery Collateral and Storm Recovery Property for the Storm Recovery Bonds.

ARTICLE II
APPOINTMENT AND AUTHORIZATION

Section 2.01.      Appointment of Servicer; Acceptance of Appointment. The Issuer hereby appoints the Servicer, as an independent contractor, and the Servicer hereby accepts such appointment, to perform the Servicer’s obligations pursuant to this Servicing Agreement on behalf of and for the benefit of the Issuer or any assignee thereof in accordance with the terms of this Servicing Agreement and applicable law as it applies to the Servicer in its capacity as servicer hereunder. This appointment and the Servicer’s acceptance thereof may not be revoked except in accordance with the express terms of this Servicing Agreement.

Section 2.02.      Authorization. With respect to all or any portion of the Storm Recovery Property, the Servicer shall be, and hereby is, authorized and empowered by the Issuer to (a) execute and deliver, on behalf of itself and/or the Issuer, as the case may be, any and all instruments, documents or notices, and (b) on behalf of itself and/or the Issuer, as the case may be, make any filing and participate in proceedings of any kind with any Governmental Authority, including with the Commission. The Issuer shall execute and deliver to the Servicer such documents as have been prepared by the Servicer for execution by the Issuer and shall furnish the Servicer with such other documents as may be in the Issuer’s possession, in each case as the Servicer may determine to be necessary or appropriate to enable it to carry out its servicing and administrative duties hereunder. Upon the Servicer’s written request, the Issuer shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its duties hereunder.

Section 2.03.      Dominion and Control Over the Storm Recovery Property. Notwithstanding any other provision herein, the Issuer shall have dominion and control over the Storm Recovery Property, and the Servicer, in accordance with the terms hereof, is acting solely as the servicing agent and custodian for the Issuer with respect to the Storm Recovery Property and the Storm Recovery Property Records for the Storm Recovery Bonds. The Servicer shall not take any action that is not authorized by this Servicing Agreement or the Financing Order, that is not consistent with its customary procedures and practices or that shall impair the rights of the Issuer or the Indenture Trustee (on behalf of the Holders) in the Storm Recovery Property, in each case unless such action is required by applicable law or court or regulatory order.

ARTICLE III
ROLE OF SERVICER

Section 3.01.      Duties of Servicer. The Servicer, as agent for the Issuer, shall have the following duties:

(a)            Duties of Servicer Generally.

(i)            The Servicer’s duties in general shall include: management, servicing and administration of the Storm Recovery Property; calculating consumption, billing the Storm Recovery Charges, collecting the Storm Recovery Charges from Customers and posting all collections; responding to inquiries by Customers, the Commission or any other Governmental Authority with respect to the Storm Recovery Property or Storm Recovery Charges; investigating and handling delinquencies (and furnishing reports with respect to such delinquencies to the Issuer); processing and depositing collections and making periodic remittances; furnishing periodic and current reports to the Issuer, the Commission, the Indenture Trustee and the Rating Agencies; making all filings with the Commission and taking such other action as may be necessary to perfect the Issuer’s ownership interests in and the Indenture Trustee’s first priority Lien on the Storm Recovery Property; making all filings and taking such other action as may be necessary to perfect and maintain the perfection and priority of the Indenture Trustee’s Lien on all Storm Recovery Collateral; selling as the agent for the Issuer, as its interests may appear, defaulted or written off accounts in accordance with the Servicer’s usual and customary practices; taking all necessary action in connection with True-Up Adjustments as set forth herein; and performing such other duties as may be specified under the Financing Order to be performed by it. Anything to the contrary notwithstanding, the duties of the Servicer set forth in this Servicing Agreement shall be qualified in their entirety by any Commission Regulations, the Financing Order and the U.S. federal securities laws and the rules and regulations promulgated thereunder, including without limitation, Regulation AB, as in effect at the time such duties are to be performed. Without limiting the generality of this Section 3.01(a)(i), in furtherance of the foregoing, the Servicer hereby agrees that it shall also have, and shall comply with, the duties and responsibilities relating to data acquisition, consumption and bill calculation, billing, customer service functions, collections, posting, payment processing and remittance set forth in Exhibit A. Any processing and depositing of collections, making of periodic remittances and furnishing of periodic reports set forth in this Section 3.01(a)(i) shall be subject to the provisions of the Intercreditor Agreements.

(b)            Reporting Functions.

(i)            Monthly Servicer’s Certificate. On or before the last Servicer Business Day of each month, the Servicer shall prepare and deliver to the Issuer, the Indenture Trustee, the Commission and the Rating Agencies a written report substantially in the form of Exhibit B (a “Monthly Servicer’s Certificate”) setting forth certain information relating to Storm Recovery Charge Payments in connection with the Storm Recovery Charges received by the Servicer during the completed Collection Period preceding such date; provided, however, that, for any month in which the Servicer is required to deliver a Semi-Annual Servicer’s Certificate pursuant to Section 4.01(c)(ii), the Servicer shall prepare and deliver the Monthly Servicer’s Certificate no later than the date of delivery of such Semi-Annual Servicer’s Certificate.

(ii)            Notification of Laws and Regulations. The Servicer shall immediately notify the Issuer, the Indenture Trustee, and the Rating Agencies in writing of any Requirement of Law or Commission Regulations hereafter promulgated that have a material adverse effect on the Servicer’s ability to perform its duties under this Servicing Agreement.

(iii)            Other Information. Upon the reasonable request of the Issuer, the Commission or any Rating Agency, the Servicer shall provide to the Issuer, the Commission or such Rating Agency, as the case may be, any public financial information in respect of the Servicer, or any material information regarding the Storm Recovery Property to the extent it is reasonably available to the Servicer, as may be reasonably necessary and permitted by law to enable the Issuer, the Commission or the Rating Agencies to monitor the performance by the Servicer hereunder; provided however, that any such request by the Indenture Trustee shall not create any obligation for the Indenture Trustee to monitor the performance of the Servicer. In addition, so long as any of the Storm Recovery Bonds are outstanding, the Servicer shall provide the Issuer, the Commission and the Indenture Trustee within a reasonable time after written request therefor, any information available to the Servicer or reasonably obtainable by it that is necessary to calculate the Storm Recovery Charges applicable to each Storm Recovery Rate Class.

(iv)            Preparation of Reports. The Servicer shall prepare and deliver such additional reports as required under this Servicing Agreement, including a copy of each Semi-Annual Servicer’s Certificate described in Section 4.01(c)(ii), the annual Certificate of Compliance described in Section 3.03 and the Annual Accountant’s Report described in Section 3.04. In addition, the Servicer shall prepare, procure, deliver and/or file, or cause to be prepared, procured, delivered or filed, any reports, attestations, exhibits, certificates or other documents required to be delivered or filed with the SEC (and/or any other Governmental Authority) by the Issuer or the Depositor under the U.S. federal securities or other applicable laws or in accordance with the Basic Documents, including but without limiting the generality of foregoing, filing with the SEC, if applicable and required by applicable law, a copy or copies of (A) the Monthly Servicer’s Certificates described in Section 3.01(b)(i) (under Form 10-D or any other applicable form), (B) the Semi-Annual Servicer’s Certificates described in Section 4.01(c)(ii) (under Form 10-D or any other applicable form), (C) the annual statements of compliance, attestation reports and other certificates described in Section 3.03 and (D) the Annual Accountant’s Report (and any attestation required under Regulation AB) described in Section 3.04. In addition, the appropriate officer or officers of the Servicer shall (in its separate capacity as Servicer) sign the Depositor’s annual report on Form 10-K (and any other applicable SEC or other reports, attestations, certifications and other documents), to the extent that the Servicer’s signature is required by, and consistent with, the U.S. federal securities laws and/or any other applicable law.

(c)            Opinions of Counsel. The Servicer shall obtain on behalf of the Issuer and deliver to the Issuer and the Indenture Trustee:

(i)            promptly after the execution and delivery of this Servicing Agreement and of each amendment hereto, an Opinion of Counsel from external counsel of the Issuer either (A) to the effect that, in the opinion of such counsel, all filings, including filings with the Secretary of State of the State of North Carolina, the Secretary of State of the State of Delaware and all filings pursuant to the UCC, that are necessary under the UCC and the Storm Recovery Law to perfect or maintain, as applicable, the Liens of the Indenture Trustee in the Storm Recovery Property have been authorized, executed and filed, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) to the effect that, in the opinion of such counsel, no such action shall be necessary to preserve, protect and perfect such Liens; and

(ii)            within ninety (90) days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the date hereof, an Opinion of Counsel, which counsel may be an employee of or counsel to the Issuer or the Servicer, or from external counsel of the Issuer, dated as of a date during such 90-day period, either (A) to the effect that, in the opinion of such counsel, all filings, including filings with the Secretary of State of the State of North Carolina, the Secretary of State of the State of Delaware and all filings pursuant to the UCC, have been authorized, executed and filed that are necessary under the UCC and the Storm Recovery Law to maintain the Liens of the Indenture Trustee in the Storm Recovery Property, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) to the effect that, in the opinion of such counsel, no such action shall be necessary to preserve, protect and perfect such Liens. Such Opinion of Counsel shall also describe any action required within the 12-month period following the date of such opinion to maintain the Lien and the perfected security interest by the Indenture.

Each Opinion of Counsel referred to in Section 3.01(c)(i) or Section 3.01(c)(ii) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to perfect or maintain, as applicable, such interest or Lien.

Section 3.02.      Servicing and Maintenance Standards. The Servicer will monitor payments and impose collection policies on Customers, as permitted under the Financing Order and the Commission Regulations. On behalf of the Issuer, the Servicer shall: (a) manage, service, administer, bill, charge, collect, receive and post collections in respect of the Storm Recovery Property with reasonable care and in material compliance with each applicable Requirement of Law, including all applicable Commission Regulations and guidelines, using the same degree of care and diligence that the Servicer exercises with respect to similar assets for its own account and, if applicable, for others; (b) calculate Storm Recovery Charges in accordance with the Storm Recovery Law; (c) follow standards, policies and procedures in performing its duties as Servicer that are customary in the electric distribution industry; (d) use all reasonable efforts, consistent with its customary servicing procedures, to enforce, and maintain rights in respect of, the Storm Recovery Property and to impose, bill, charge, collect, receive and post the Storm Recovery Charges; (e) comply with each Requirement of Law, including all applicable Commission Regulations and guidelines, applicable to and binding on it relating to the Storm Recovery Property; (f) file all reports with the Commission required by the Financing Order; (g) file and maintain the effectiveness of UCC financing statements filed with the Secretary of State of the State of North Carolina with respect to the property transferred under the Sale Agreement; and (h) take such other action on behalf of the Issuer to ensure that the Lien of the Indenture Trustee on the Storm Recovery Collateral remains perfected and of first priority, including any action required pursuant to any Intercreditor Agreement. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of all or any portion of the Storm Recovery Property, which, in the Servicer’s judgment, may include the taking of legal action, at the Issuer’s expense but subject to the priority of payments set forth in Section 8.02(e) of the Indenture.

Section 3.03.      Annual Reports on Compliance with Regulation AB.

(a)            The Servicer shall deliver to the Issuer, the Indenture Trustee, the Commission and the Rating Agencies, on or before the earlier of (a) March 31 of each year, beginning March 31, 2026 or (b) with respect to each calendar year during which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, the date on which such annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, certificates from a Responsible Officer of the Servicer (i) containing, and certifying as to, the statements of compliance required by Item 1123 (or any successor or similar items or rule) of Regulation AB, as then in effect, and (ii) containing, and certifying as to, the statements and assessment of compliance required by Item 1122(a) (or any successor or similar items or rule) of Regulation AB, as then in effect. These certificates may be in the form of, or shall include the forms attached as Exhibit D and Exhibit E, with, in the case of Exhibit D, such changes as may be required to conform to the applicable securities law.

(b)            The Servicer shall use commercially reasonable efforts to obtain, from each other party participating in the servicing function, any additional certifications as to the statements and assessment required under Item 1122 (or any successor or similar items or rule) or Item 1123 of Regulation AB to the extent required in connection with the filing of the annual report on Form 10-K; provided, however, that a failure to obtain such certifications shall not be a breach of the Servicer’s duties hereunder. The parties acknowledge that the Indenture Trustee’s certifications shall be limited to the Item 1122 certifications described in Exhibit C of the Indenture.

(c)            The initial Servicer, in its capacity as Depositor, shall post on its or its parent company’s website and file with or furnish to the SEC, in periodic reports and other reports as are required from time to time under Section 13 or Section 15(d) of the Exchange Act, the information described in Section 3.07(g) of the Indenture to the extent such information is reasonably available to the Depositor.

(d)            Except to the extent permitted by applicable law, the Issuer, shall not voluntarily suspend or terminate its filing obligations as issuing entity with the SEC as described in Section 3.03(c).

Section 3.04.      Annual Report by Independent Registered Public Accountants.

(a)            The Servicer, at its own expense in partial consideration of the Servicing Fee paid to it, shall cause a firm of Independent registered public accountants (which may provide other services to the Servicer or the Seller) to prepare annually, and the Servicer shall deliver annually to the Issuer, the Indenture Trustee, the Commission and the Rating Agencies on or before the earlier of (i) March 31 of each year, beginning March 31, 2026, or (ii) with respect to each calendar year during which the Issuer’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, the date on which such annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, a report (the “Annual Accountant’s Report”) regarding the Servicer’s assessment of compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB during the immediately preceding twelve (12) months ended December 31 (or, in the case of the first Annual Accountant’s Report to be delivered on or before March 31, 2026, the period of time from the date of this Servicing Agreement until December 31, 2025), in accordance with paragraph (b) of Rule 13a-18 and Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be signed by an authorized officer of the Servicer and shall at a minimum address each of the servicing criteria specified in Exhibit D-1. In the event that the accounting firm providing such report requires the Indenture Trustee to agree or consent to the procedures performed by such firm, the Issuer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement or consent in conclusive reliance upon the direction of the Issuer, and the Indenture Trustee will not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of the sufficiency, validity or correctness of such procedures.

(b)            The Annual Accountant’s Report delivered pursuant to Section 3.04(a) shall also indicate that the accounting firm providing such report is independent of the Servicer in accordance with the rules of the Public Company Accounting Oversight Board and shall include any attestation report required under Item 1122(b) of Regulation AB, as then in effect. The costs of the Annual Accountant’s Report shall be reimbursable as an Operating Expense under the Indenture.

ARTICLE IV
SERVICES RELATED TO TRUE-UP ADJUSTMENTS

Section 4.01.      True-Up Adjustments. From time to time, until the Collection in Full of the Charges for the Storm Recovery Bonds, the Servicer shall identify the need for Semi-Annual True-Up Adjustments, and Interim True-Up Adjustments and shall take all reasonable action to obtain and implement such True-Up Adjustments, all in accordance with the following:

(a)            Expected Sinking Fund Schedule. The Expected Sinking Fund Schedule for the Storm Recovery Bonds is attached hereto as Exhibit F. If the Expected Sinking Fund Schedule is revised, the Servicer shall send a copy of such revised Expected Sinking Fund Schedule to the Issuer, the Indenture Trustee, the Commission and the Rating Agencies promptly thereafter.

(b)            True-Up Adjustments.

(i)            Semi-Annual True-Up Adjustments and Filings. At the beginning of Duke Energy Carolinas’s billing cycle for January and July, and for April and October beginning twelve months prior to the Scheduled Final Payment Date for the latest maturing Tranche of the Storm Recovery Bonds, the Servicer shall: (A) update the data and assumptions underlying the calculation of the Storm Recovery Charges, including projected electricity consumption during the next two Remittance Periods for each Storm Recovery Rate Class and including Periodic Principal, interest and estimated expenses and fees of the Issuer to be paid during such period, the Weighted Average Days Outstanding and write-offs; (B) determine the Periodic Payment Requirements and Periodic Billing Requirement for the next two Remittance Periods based on such updated data and assumptions; (C) determine the Storm Recovery Charges to be allocated to each Storm Recovery Rate Class during the next two Remittance Periods based on such Periodic Billing Requirement and the terms of the Financing Order, the Tariff and any other tariffs filed pursuant thereto; (D) make all required public notices and other filings with the Commission to reflect the revised Storm Recovery Charges, including any Amendatory Schedule; and (E) take all reasonable actions and make all reasonable efforts to effect such Semi-Annual True-Up Adjustment and to enforce the provisions of the Storm Recovery Law and the Financing Order; provided, that, in the case of any Semi-Annual True-Up Adjustment following the Scheduled Final Payment Date for the latest maturing Tranche of the Storm Recovery Bonds, the Semi-Annual True-Up Adjustment will be calculated to ensure that the Storm Recovery Charges are sufficient to pay the Storm Recovery Bonds in full on the next Payment Date. The Servicer shall implement the revised Storm Recovery Charges, if any, resulting from such Semi-Annual True-Up Adjustment as of the Semi-Annual True-Up Adjustment Date.

(ii)            Interim True-Up Adjustments and Filings. No later than 60 days prior to the first day of the applicable monthly billing cycle, the Servicer shall: (A) update the data and assumptions underlying the calculation of the Storm Recovery Charges, including projected electricity consumption during the next two Remittance Periods for each Storm Recovery Rate Class and including Periodic Principal, interest and estimated expenses and fees of the Issuer to be paid during such period, the rate of delinquencies and write-offs; (B) determine the Periodic Payment Requirement and Periodic Billing Requirement for the next two Remittance Periods based on such updated data and assumptions; and (C) based upon such updated data and requirements, project whether existing and projected Storm Recovery Charge Collections together with available fund balances in the Excess Funds Subaccount, will be sufficient (x) to make on a timely basis all scheduled payments of Periodic Principal and interest in respect of each Outstanding Tranche of Storm Recovery Bonds during such Remittance Period, (y) to pay other On-going Financing Costs on a timely basis and (z) to maintain the Capital Subaccount at the Required Capital Level. If the Servicer determines that Storm Recovery Charges will not be sufficient for such purposes, the Servicer shall, no later than the date described in the first sentence of this Section 4.01(b)(ii): (1) determine the Storm Recovery Charges to be allocated to each Storm Recovery Rate Class during the next two Remittance Period based on such Periodic Billing Requirement and the terms of the Financing Order, the Tariff and other tariffs filed pursuant thereto; (2) make all required public notices and other filings with the Commission to reflect the revised Storm Recovery Charges, including any Amendatory Schedule; and (3) take all reasonable actions and make all reasonable efforts to effect such Interim True-Up Adjustment and to enforce the provisions of the Storm Recovery Law and the Financing Order.

(c)            Reports.

(i)            Notification of Amendatory Schedule Filings and True-Up Adjustments. Whenever the Servicer files an Amendatory Schedule with the Commission or implements revised Storm Recovery Charges with notice to the Commission without filing an Amendatory Schedule, the Servicer shall send a copy of such filing or notice (together with a copy of all notices and documents that, in the Servicer’s reasonable judgment, are material to the adjustments effected by such Amendatory Schedule or notice) to the Issuer, the Indenture Trustee and the Rating Agencies concurrently therewith. If, for any reason any revised Storm Recovery Charges are not implemented and effective on the applicable date set forth herein, the Servicer shall notify the Issuer, the Indenture Trustee and each Rating Agency by the end of the second Servicer Business Day after such applicable date.

(ii)          Semi-Annual Servicer’s Certificate. Not later than five (5) Servicer Business Days prior to each Payment Date or Special Payment Date, the Servicer shall deliver a written report substantially in the form of Exhibit C (the “Semi-Annual Servicer’s Certificate”) to the Issuer, the Indenture Trustee, the Commission and the Rating Agencies, which shall include all of the following information (to the extent applicable and including any other information so specified in the Series Supplement) as to the Storm Recovery Bonds with respect to such Payment Date or Special Payment Date or the period since the previous Payment Date, as applicable:

(A)            the amount of the payment to Holders allocable to principal, if any;

(B)            the amount of the payment to Holders allocable to interest;

(C)            the aggregate Outstanding Amount of the Storm Recovery Bonds, before and after giving effect to any payments allocated to principal reported under Section 4.01(c)(ii)(A);

(D)            the difference, if any, between the amount specified in Section 4.01(c)(ii)(C) and the Outstanding Amount specified in the Expected Sinking Fund Schedule;

(E)            any other transfers and payments to be made on such Payment Date or Special Payment Date, including amounts paid to the Indenture Trustee and to the Servicer; and

(F)            the amounts on deposit in the Capital Subaccount and the Excess Funds Subaccount, after giving effect to the foregoing payments.

(iii)          Reports to Customers.

(A)            After each revised Storm Recovery Charge has gone into effect pursuant to a True-Up Adjustment, the Servicer shall, to the extent and in the manner and time frame required by any applicable Commission Regulations cause to be prepared and delivered to Customers any required notices announcing such revised Storm Recovery Charges.

(B)            The Servicer shall comply with the requirements of the Financing Order with respect to the filing of the Storm Recovery Rate Schedule to ensure that the Storm Recovery Charges are separate and apart from the Servicer’s other charges (which may be consolidated with other storm recovery charges) and appear as a separate line item on the Bills sent to Customers. However, the Storm Recovery Charges will be consolidated with any subsequently approved storm recovery charges to display one total charge on the Customer’s bill.

Section 4.02.      Limitation of Liability.

(a)            The Issuer and the Servicer expressly agree and acknowledge that:

(i)            In connection with any True-Up Adjustment, the Servicer is acting solely in its capacity as the servicing agent hereunder.

(ii)            None of the Servicer, the Issuer or the Indenture Trustee is responsible in any manner for, and shall have no liability whatsoever as a result of, any action, decision, ruling or other determination made or not made, or any delay (other than any delay resulting from the Servicer’s failure to make any filings required by Section 4.01 in a timely and correct manner or any breach by the Servicer of its duties under this Servicing Agreement that adversely affects the Storm Recovery Property or the True-Up Adjustments), by the Commission in any way related to the Storm Recovery Property or in connection with any True-Up Adjustment, the subject of any filings under Section 4.01, any proposed True-Up Adjustment or the approval of any revised Storm Recovery Charges and the scheduled adjustments thereto.

(iii)            Except to the extent that the Servicer is liable under Section 6.02, the Servicer shall have no liability whatsoever relating to the calculation of any revised Storm Recovery Charges and the scheduled adjustments thereto, including as a result of any inaccuracy of any of the assumptions made in such calculation regarding expected energy consumption volume and the Weighted Average Days Outstanding, write-offs and estimated expenses and fees of the Issuer so long as the Servicer has acted in good faith and has not acted in a negligent manner in connection therewith, nor shall the Servicer have any liability whatsoever as a result of any Person, including the Holders, not receiving any payment, amount or return anticipated or expected or in respect of any Storm Recovery Bond.

(b)            Notwithstanding the foregoing, this Section 4.02 shall not relieve the Servicer of liability for any misrepresentation by the Servicer under Section 6.01 or for any breach by the Servicer of its other obligations under this Servicing Agreement.

ARTICLE V
THE STORM RECOVERY PROPERTY

Section 5.01.      Custody of Storm Recovery Property Records. To assure uniform quality in servicing the Storm Recovery Property and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Issuer as custodian of any and all documents and records that the Seller shall keep on file, in accordance with its customary procedures, relating to the Storm Recovery Property, including copies of the Financing Order and Amendatory Schedules relating thereto and all documents filed with the Commission in connection with any True-Up Adjustment and computational records relating thereto (collectively for the Storm Recovery Bonds, the “Storm Recovery Property Records”), which are hereby constructively delivered to the Indenture Trustee, as pledgee of the Issuer with respect to all Storm Recovery Property.

Section 5.02.      Duties of Servicer as Custodian.

(a)            Safekeeping. The Servicer shall hold the Storm Recovery Property Records on behalf of the Issuer and the Indenture Trustee and maintain such accurate and complete accounts, records and computer systems pertaining to the Storm Recovery Property Records as shall enable the Issuer and the Indenture Trustee, as applicable, to comply with this Servicing Agreement, the Sale Agreement and the Indenture. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of care and diligence that the Servicer exercises with respect to comparable assets that the Servicer services for itself or, if applicable, for others. The Servicer shall promptly report to the Issuer, the Indenture Trustee, the Commission and the Rating Agencies any failure on its part to hold the Storm Recovery Property Records and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer or the Indenture Trustee of the Storm Recovery Property Records. The Servicer’s duties to hold the Storm Recovery Property Records set forth in this Section 5.02, to the extent the Storm Recovery Property Records have not been previously transferred to a Successor Servicer pursuant to ARTICLE VII, shall terminate one year and one day after the earlier of (i) the date on which the Servicer is succeeded by a Successor Servicer in accordance with ARTICLE VII and (ii) the first date on which no Storm Recovery Bonds are Outstanding.

(b)            Maintenance of and Access to Records. The Servicer shall maintain the Storm Recovery Property Records at 410 South Wilmington Street, Raleigh, North Carolina 27601-1748 or at its facility located at Iron Mountain, 3125 Parkside Drive, Charlotte, North Carolina 28208, or at such other office as shall be specified to the Issuer, the Commission, Public Staff and the Indenture Trustee by written notice at least 30 days prior to any change in location. The Servicer shall make available for inspection, audit and copying to the Issuer, the Commission, the Public Staff and the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors the Storm Recovery Property Records at such times during normal business hours as the Issuer, the Commission, the Public Staff or the Indenture Trustee shall reasonably request and that do not unreasonably interfere with the Servicer’s normal operations. Nothing in this Section 5.02(b) shall affect the obligation of the Servicer to observe any applicable law (including any Commission Regulations) prohibiting disclosure of information regarding Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 5.02(b).

(c)            Release of Documents. Upon instruction from the Indenture Trustee in accordance with the Indenture, the Servicer shall release any Storm Recovery Property Records to the Indenture Trustee, the Indenture Trustee’s agent or the Indenture Trustee’s designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable. Nothing in this Section 5.02(c) shall affect the obligation of the Servicer to observe any applicable law (including any Commission Regulations) prohibiting disclosure of information regarding Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 5.02(c).

(d)            Defending Storm Recovery Property Against Claims. To the extent not undertaken by the Seller pursuant to Section 4.08 of the Sale Agreement, the Servicer shall negotiate for the retention of legal counsel and such other experts as may be needed to institute and maintain any action or proceeding, on behalf of and in the name of the Issuer, necessary to compel performance by the Commission or the State of North Carolina of any of their obligations or duties under the Storm Recovery Law and the Financing Order, and the Servicer agrees to assist the Issuer and its legal counsel in taking such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary to attempt to block or overturn any attempts to cause a repeal of, modification of or supplement to the Storm Recovery Law or the Financing Order, or the rights of holders of Storm Recovery Property by legislative enactment, constitutional amendment or other means that would be materially adverse to Holders. In any proceedings related to the exercise of the power of eminent domain by any municipality to acquire a portion of Duke Energy Carolinas’s electric distribution facilities, the Servicer will assert that the court ordering such condemnation must treat such municipality as a successor to Duke Energy Carolinas under the Storm Recovery Law and the Financing Order. The costs of any such action shall be payable as an Operating Expense in accordance with the priorities set forth in Section 8.02(e) of the Indenture and any additional supplemental indenture. The Servicer’s obligations pursuant to this Section 5.02 shall survive and continue notwithstanding the fact that the payment of Operating Expenses pursuant to Section 8.02 of the Indenture and any supplemental indenture may be delayed; provided, that, the Servicer is obligated to institute and maintain such action or proceedings only if it is being reimbursed on a current basis for its costs and expenses in taking such actions in accordance with Section 8.02 of the Indenture and any additional supplemental indenture, and is not required to advance its own funds to satisfy these obligations.

Section 5.03.      Custodian’s Indemnification. The Servicer as custodian shall indemnify the Issuer, any Independent Manager and the Indenture Trustee (for itself and for the benefit of the Holders) and each of their respective officers, directors, employees and agents for, and defend and hold harmless each such Person from and against, any and all liabilities, obligations, losses, damages, payments and claims, and reasonable costs or expenses, of any kind whatsoever (collectively, “Indemnified Losses”) that may be imposed on, incurred by or asserted against each such Person as the result of any negligent act or omission in any way relating to the maintenance and custody by the Servicer, as custodian, of the Storm Recovery Property Records; provided, however, that the Servicer shall not be liable for any portion of any such amount resulting from the willful misconduct, bad faith or gross negligence of the Issuer, any Independent Manager or the Indenture Trustee, as the case may be.

Indemnification under this Section 5.03 shall survive resignation or removal of the Indenture Trustee or any Independent Manager and shall include reasonable out-of-pocket fees and expenses of investigation and litigation (including reasonable attorneys’ fees and expenses and expenses and the reasonable fees, out-of-pocket expenses and costs incurred in connection with any action, claim or suit brought to enforce the indemnification obligations of the Servicer hereunder).

Section 5.04.      Effective Period and Termination. The Servicer’s appointment as custodian shall become effective as of the Closing Date and shall continue in full force and effect until terminated pursuant to this Section 5.04. If the Servicer shall resign as Servicer in accordance with the provisions of this Servicing Agreement or if all of the rights and obligations of the Servicer shall have been terminated under Section 7.01, the appointment of the Servicer as custodian shall be terminated effective as of the date on which the termination or resignation of the Servicer is effective. Additionally, if not sooner terminated as provided above, the Servicer’s obligations as custodian shall terminate one year and one day after the date on which no Storm Recovery Bonds are Outstanding. Duke Energy Carolinas shall not resign as Servicer if such resignation does not satisfy the Rating Agency Condition or without consent of the Commission.

Section 5.05.      Third-Party Suppliers. So long as any of the Storm Recovery Bonds are Outstanding, the Servicer shall take reasonable efforts to assure that no TPS bills or collects Storm Recovery Charges on behalf of the Issuer unless required by applicable law or regulation and, to the extent permitted by applicable law or regulation, the Rating Agency Condition is satisfied. If a TPS does bill or collect Storm Recovery Charges on behalf of the Issuer, upon the reasonable request of the Issuer, the Commission, the Indenture Trustee, or any Rating Agency, the Servicer shall take reasonable steps to assure that such a TPS provides to the Issuer, the Commission, the Indenture Trustee or the Rating Agencies, as the case may be, any public financial information in respect of such TPS, or any material information regarding the Storm Recovery Property to the extent it is reasonably available to such TPS, as may be reasonably necessary and permitted by law for the Issuer, the Commission, the Indenture Trustee or the Rating Agencies to monitor such TPS’ performance hereunder. In addition, so long as any of the Storm Recovery Bonds are Outstanding, Servicer will use commercially reasonable efforts to ensure that such TPS provide to the Issuer and to the Indenture Trustee, within a reasonable time after written request therefor, any information available to the TPS or reasonably obtainable by it that is necessary to calculate the Storm Recovery Charges.

ARTICLE VI
THE SERVICER

Section 6.01.      Representations and Warranties of Servicer. The Servicer makes the following representations and warranties, as of the Closing Date, and as of such other dates as expressly provided in this Section 6.01, on which the Issuer and the Indenture Trustee are deemed to have relied in entering into this Servicing Agreement relating to the servicing of the Storm Recovery Property, and on which the Commission relied in exercising its rights to review and provide input pursuant to the terms of the Financing Order. The representations and warranties shall survive the execution and delivery of this Servicing Agreement, the sale of the Storm Recovery Property and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a)            Organization and Good Standing. The Servicer is duly organized, validly existing and is in good standing under the laws of the state of its organization, with requisite power and authority to own its properties, to conduct its business as such properties are currently owned and such business is presently conducted by it, to service the Storm Recovery Property and hold the records related to the Storm Recovery Property, and to execute, deliver and carry out the terms of this Servicing Agreement and the Intercreditor Agreements.

(b)            Due Qualification. The Servicer is duly qualified to do business, is in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Storm Recovery Property as required under this Servicing Agreement) requires such qualifications, licenses or approvals (except where a failure to qualify would not be reasonably likely to have a material adverse effect on the Servicer’s business, operations, assets, revenues or properties or to its servicing of the Storm Recovery Property).

(c)            Power and Authority. The execution, delivery and performance of the terms of this Servicing Agreement and the Intercreditor Agreements have been duly authorized by all necessary action on the part of the Servicer under its organizational or governing documents and laws.

(d)            Binding Obligation. Each of this Servicing Agreement and the Intercreditor Agreements constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

(e)            No Violation. The consummation of the transactions contemplated by the Servicing Agreement and the Intercreditor Agreements do not conflict with, result in any breach of or constitute (with or without notice or lapse of time) a default under the Servicer’s organizational documents or any indenture or other agreement or instrument to which the Servicer is a party or by which it or any of its property is bound, result in the creation or imposition of any Lien upon the Servicer’s properties pursuant to the terms of any such indenture or agreement or other instrument (other than any Lien that may be granted in favor of the Indenture Trustee for the benefit of Holders under the Basic Documents) or violate any existing law or any existing order, rule or regulation applicable to the Servicer of any Governmental Authority having jurisdiction over the Servicer or its properties.

(f)            No Proceedings. To the Servicer’s knowledge, there are no proceedings or investigations pending or, to the Servicer’s knowledge, threatened against the Servicer before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties: (i) seeking to prevent issuance of the Storm Recovery Bonds or the consummation of the transactions contemplated by this Servicing Agreement or any of the other Basic Documents, or, if applicable, any supplement to the Indenture or amendment to the Sale Agreement; (ii) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability against the Servicer of, this Servicing Agreement or any of the other Basic Documents or, if applicable, any supplement to the Indenture or amendment to the Sale Agreement; or (iii) relating to the Servicer and which might materially and adversely affect the treatment of the Storm Recovery Bonds for federal or state income, gross receipts or franchise tax purposes;

(g)            Approvals. No governmental approvals, authorizations, consents, orders or other actions or filings with any Governmental Authority are required for the Servicer to execute, deliver and perform its obligations under the Servicing Agreement except those that have previously been obtained or made, those that are required to be made by the Servicer in the future pursuant to Article IV or the Intercreditor Agreements and those that the Servicer may need to file in the future to continue the effectiveness of any financing statements; and

(h)            Reports and Certificates. Each report and certificate delivered in connection with any filing made to the Commission by the Servicer on behalf of the Issuer with respect to the Storm Recovery Charges or True-Up Adjustments will constitute a representation and warranty by the Servicer that each such report or certificate, as the case may be, is true and correct in all material respects; provided, however, that, to the extent any such report or certificate is based in part upon or contains assumptions, forecasts or other predictions of future events, the representation and warranty of the Servicer with respect thereto will be limited to the representation and warranty that such assumptions, forecasts or other predictions of future events are reasonable based upon historical performance (and facts known to the Servicer on the date such report or certificate is delivered).

The Servicer, the Indenture Trustee and the Issuer are not responsible as a result of any action, decision, ruling or other determination made or not made, or any delay (other than any delay resulting from the Servicer’s failure to make any filings with the Commission required by this Servicing Agreement in a timely and correct manner or any breach by the Servicer of its duties under the Servicing Agreement that adversely affects the Storm Recovery Property or the True-Up Adjustments), by the Commission in any way related to the Storm Recovery Property or in connection with any True-Up Adjustment, the subject of any such filings, any proposed True-Up Adjustment or the approval of any revised Storm Recovery Charges and the scheduled adjustments thereto. Except to the extent that the Servicer otherwise is liable under the provisions of this Servicing Agreement, the Servicer shall have no liability whatsoever relating to the calculation of any revised storm recovery charges and the scheduled adjustments thereto, including as a result of any inaccuracy of any of the assumptions made in such calculations, so long as the Servicer has acted in good faith and has not acted in a negligent manner in connection therewith, nor shall the Servicer have any liability whatsoever as a result of any person or entity, including the Holders, not receiving any payment, amount or return anticipated or expected or in respect of any Storm Recovery Bond generally.

Section 6.02.      Indemnities of Servicer; Release of Claims. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Servicing Agreement.

(a)            The Servicer shall indemnify the Issuer, the Indenture Trustee (for itself and for the benefit of the Holders) and the Independent Manager and each of their respective trustees, officers, directors, employees and agents (each, an “Indemnified Party”), for, and defend and hold harmless each such Person from and against, any and all Indemnified Losses imposed on, incurred by or asserted against any such Person as a result of (i) the Servicer’s willful misconduct, bad faith or negligence in the performance of, or reckless disregard of, its duties or observance of its covenants under the Servicing Agreement and the Intercreditor Agreements, (ii) the Servicer’s material breach of any of its representations or warranties that results in a Servicer Default under this Servicing Agreement or a default under the Intercreditor Agreements; and (iii) litigation and related expenses relating to the Servicer’s status and obligations as Servicer (other than any proceeding the Servicer is required to institute under this Servicing Agreement), except to the extent of Indemnified Losses either resulting from the willful misconduct, bad faith or gross negligence of such Person seeking indemnification hereunder or resulting from a breach of a representation or warranty made by such Person seeking indemnification hereunder in any of the Basic Documents that gives rise to the Servicer’s breach.

(b)            For purposes of Section 6.02(a), in the event of the termination of the rights and obligations of Duke Energy Carolinas (or any successor thereto pursuant to Section 6.03) as Servicer pursuant to Section 7.01, or a resignation by such Servicer pursuant to this Servicing Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a Successor Servicer pursuant to Section 7.02.

(c)            Indemnification under this Section 6.02 shall survive any repeal of, modification of, or supplement to, or judicial invalidation of, the Storm Recovery Law or the Financing Order and shall survive the resignation or removal of the Indenture Trustee or any Independent Manager or the termination of this Servicing Agreement and shall include reasonable out-of-pocket fees and expenses of investigation and litigation (including reasonable attorneys’ fees and expenses).

(d)            Except to the extent expressly provided in this Servicing Agreement or the other Basic Documents (including the Servicer’s claims with respect to the Servicing Fee and the payment of the purchase price of Storm Recovery Property), the Servicer hereby releases and discharges the Issuer, any Independent Manager and the Indenture Trustee, and each of their respective officers, directors and agents (collectively, the “Released Parties”), from any and all actions, claims and demands whatsoever, whenever arising, which the Servicer, in its capacity as Servicer or otherwise, shall or may have against any such Person relating to the Storm Recovery Property or the Servicer’s activities with respect thereto, other than any actions, claims and demands arising out of the willful misconduct, bad faith or gross negligence of the Released Parties.

(e)            The Servicer will credit Customers to the extent there are higher Storm Recovery Charges, including higher servicing fees payable to a Successor Servicer, because of the Servicer’s negligence, recklessness, willful misconduct or termination of the Servicing Agreement for cause, provided, however, that any credit to Customers shall not impact the Storm Recovery Charges or the Storm Recovery Property. The Servicer’s obligation to credit Customers will survive the termination of the servicing agreement.

(f)            The Servicer shall not be required to indemnify an Indemnified Party for any amount paid or payable by such Indemnified Party in the settlement of any action, proceeding or investigation without the written consent of the Servicer, which consent shall not be unreasonably withheld. Promptly after receipt by an Indemnified Party of notice (or, in the case of the Indenture Trustee, receipt of notice by a Responsible Officer of the Indenture Trustee only) of the commencement of any action, proceeding or investigation, such Indemnified Party shall, if a claim in respect thereof is to be made against the Servicer under this Section 6.02, notify the Servicer in writing of the commencement thereof. Failure by an Indemnified Party to so notify the Servicer shall relieve the Servicer from the obligation to indemnify and hold harmless such Indemnified Party under this Section 6.02 only to the extent that the Servicer suffers actual prejudice as a result of such failure. With respect to any action, proceeding or investigation brought by a third party for which indemnification may be sought under this Section 6.02, the Servicer shall be entitled to conduct and control, at its expense and with counsel of its choosing that is reasonably satisfactory to such Indemnified Party, the defense of any such action, proceeding or investigation (in which case the Servicer shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Party except as set forth below); provided, that the Indemnified Party shall have the right to participate in such action, proceeding or investigation through counsel chosen by it and at its own expense. Notwithstanding the Servicer’s election to assume the defense of any action, proceeding or investigation, the Indemnified Party shall have the right to employ separate counsel (including local counsel), and the Servicer shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the defendants in any such action include both the Indemnified Party and the Servicer and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Servicer, (ii) the Servicer shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the institution of such action, (iii) the Servicer shall authorize the Indemnified Party to employ separate counsel at the expense of the Servicer or (iv) in the case of the Indenture Trustee, such action exposes the Indenture Trustee to a material risk of criminal liability or forfeiture or a Servicer Default has occurred and is continuing. Notwithstanding the foregoing, the Servicer shall not be obligated to pay for the fees, costs and expenses of more than one separate counsel for the Indemnified Parties other than one local counsel, if appropriate. The Servicer will not, without the prior written consent of the Indemnified Party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought under this Section 6.02 (whether or not the Indemnified Party is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability arising out of such claim, action, suit or proceeding.

Section 6.03.      Binding Effect of Servicing Obligations. The obligations to continue to provide service and to collect and account for Storm Recovery Charges will be binding upon the Servicer, any Successor and any other entity that provides distribution services to a Person that is a North Carolina retail customer of Duke Energy Carolinas or any Successor so long as the Storm Recovery Charges have not been fully collected and posted. Any Person (a) into which the Servicer may be merged, converted or consolidated and that is a Permitted Successor, (b) that may result from any merger, conversion or consolidation to which the Servicer shall be a party and that is a Permitted Successor, (c) that may succeed to the properties and assets of the Servicer substantially as a whole and that is a Permitted Successor or (d) that otherwise is a Permitted Successor, which Person in any of the foregoing cases executes an agreement of assumption to perform all of the obligations of the Servicer hereunder, shall be the successor to the Servicer under this Servicing Agreement without further act on the part of any of the parties to this Servicing Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 6.01 shall have been breached and no Servicer Default and no event that, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (ii) the Servicer shall have delivered to the Issuer, the Commission, the Indenture Trustee and the Rating Agencies an Officer’s Certificate and an Opinion of Counsel from external counsel stating that such consolidation, conversion, merger or succession and such agreement of assumption complies with this Section 6.03 and that all conditions precedent, if any, provided for in this Servicing Agreement relating to such transaction have been complied with, (iii) the Servicer shall have delivered to the Issuer, the Indenture Trustee, the Commission and the Rating Agencies an Opinion of Counsel from external counsel of the Servicer either (A) stating that, in the opinion of such counsel, all filings to be made by the Servicer, including filings with the Commission pursuant to the Storm Recovery Law and the UCC, have been executed and filed and are in full force and effect that are necessary to fully preserve, perfect and maintain the priority of the interests of the Issuer and the Liens of the Indenture Trustee in the Storm Recovery Property and reciting the details of such filings or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests, (iv) the Servicer shall have delivered to the Issuer, the Indenture Trustee, the Commission and the Rating Agencies an Opinion of Counsel from independent tax counsel stating that, for U.S. federal income tax purposes, such consolidation, conversion, merger or succession and such agreement of assumption will not result in a material adverse U.S. federal income tax consequence to the Issuer or the Holders of Storm Recovery Bonds, (v) the Servicer shall have given the Rating Agencies prior written notice of such transaction and (vi) any applicable requirements of the Intercreditor Agreements have been satisfied. When any Person (or more than one Person) acquires the properties and assets of the Servicer substantially as a whole or otherwise becomes the successor, by merger, conversion, consolidation, sale, transfer, lease or otherwise, to all or substantially all the assets of the Servicer in accordance with the terms of this Section 6.03, then, upon satisfaction of all of the other conditions of this Section 6.03, the preceding Servicer shall automatically and without further notice be released from all its obligations hereunder (except for responsibilities for its actions prior to such release).

Section 6.04.      Limitation on Liability of Servicer and Others.

(a)            Except as otherwise provided under this Servicing Agreement, neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be liable to the Issuer or any other Person for any action taken or for refraining from the taking of any action pursuant to this Servicing Agreement or for good faith errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of negligence, recklessness or willful misconduct in the performance of duties or by reason of reckless disregard of obligations and duties under this Servicing Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising under this Servicing Agreement.

(b)            The Servicer acknowledges under the authority granted to the Commission pursuant to Chapter 62 of the North Carolina General Statutes that the Commission has authority to enter an order enforcing the provisions of this Servicing Agreement, including without limitation the enforcement of Section 6.02 consistent with the Financing Order and Storm Recovery Law.

(c)            Except as provided in this Servicing Agreement, including Section 5.02(d), the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action relating to the Storm Recovery Property that is not directly related to one of the Servicer’s enumerated duties in this Servicing Agreement or related to its obligation to pay indemnification, and that in its reasonable opinion may cause it to incur any expense or liability; provided, however, that the Servicer may, in respect of any Proceeding, undertake any action that it is not specifically identified in this Servicing Agreement as a duty of the Servicer but that the Servicer reasonably determines is necessary or desirable in order to protect the rights and duties of the Issuer or the Indenture Trustee under this Servicing Agreement and the interests of the Holders and Customers under this Servicing Agreement.

Section 6.05.      Duke Energy Carolinas Not to Resign as Servicer. Subject to the provisions of Section 6.03, Duke Energy Carolinas, or any Permitted Successor, shall not resign from the obligations and duties imposed on it as Servicer under this Servicing Agreement except upon a determination that the performance of its duties under this Servicing Agreement shall no longer be permissible under applicable Requirements of Law. Notice of any such determination permitting the resignation of Duke Energy Carolinas or any Permitted Successor shall be communicated to the Issuer, the Commission, the Indenture Trustee and each Rating Agency at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time), and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Issuer, the Commission and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until a Successor Servicer has been approved by the Commission and has assumed the servicing obligations and duties hereunder of the Servicer in accordance with Section 7.02.

Section 6.06.      Servicing Compensation.

(a)            In consideration for its services hereunder, until the Collection in Full of the Charges, the Servicer shall receive an annual fee (the “Servicing Fee”) in an amount equal to (i) 0.05% of the aggregate initial principal amount of all Storm Recovery Bonds plus, so long as Duke Energy Carolinas or an Affiliate of Duke Energy Carolinas is the Servicer, reimbursement for filing fees and fees and expenses for attorneys, accountants, printing or other professional services retained by the Issuer and paid for by the Servicer (or procured by the Servicer on behalf of the Issuer and paid for by the Servicer) to meet the Issuer’s obligations under the Basic Documents (“Reimbursable Expenses”) or (ii) if Duke Energy Carolinas or any of its Affiliates is not the Servicer, an amount agreed upon by the Successor Servicer and the Indenture Trustee (acting at the written direction of a majority of Holders), provided, that the annual Servicing Fee shall not exceed 0.60% of the aggregate initial principal amount of all Storm Recovery Bonds, unless the Commission has approved the appointment of the Successor Servicer or the Commission does not act to either approve or disapprove such appointment on or before the date which is 45 days after notice of the proposed appointment of the Successor Servicer is provided to the Commission in the same manner substantially as provided in Section 8.01(c). The Servicing Fee owing shall be calculated based on the initial principal amount of the Storm Recovery Bonds and shall be paid semi-annually, with half of the Servicing Fee being paid on each Payment Date, except for the amount of the Servicing Fee to be paid on the first Payment Date in which the Servicing Fee then due will be calculated based on the number of days that this Servicing Agreement has been in effect. Except for the above Reimbursable Expenses, the Servicer shall be required to pay all other costs and expenses incurred by the Servicer in performing its activities hereunder (but, for the avoidance of doubt, excluding any such costs and expenses incurred by Duke Energy Carolinas in its capacity as Administrator).

(b)            The Servicing Fee set forth in Section 6.06(a) shall be paid to the Servicer by the Indenture Trustee, on each Payment Date in accordance with the priorities set forth in Section 8.02(e) of the Indenture, by wire transfer of immediately available funds from the Collection Account to an account designated by the Servicer. Any portion of the Servicing Fee not paid on any such date shall be added to the Servicing Fee payable on the subsequent Payment Date. In no event shall the Indenture Trustee be liable for the payment of any Servicing Fee or other amounts specified in this Section 6.06; provided, that this Section 6.06 does not relieve the Indenture Trustee of any duties it has to allocate funds for payment for such fees under Section 8.02 of the Indenture.

(c)            The Servicer and the Issuer acknowledge and agree that the Servicer’s actual collections of Storm Recovery Charges on some days might exceed the Servicer’s deemed collections, and that the Servicer’s actual collections of Storm Recovery Charges on other days might be less than the Servicer’s deemed collections. The Servicer and the Issuer further acknowledge and agree that the amount of these variances are likely to be small and are not likely to be biased in favor of over-remittances or under-remittances. Consequently, so long as the Servicer faithfully makes all daily remittances based on weighted average days sales outstanding, as provided for herein, the Servicer and the Issuer agree that no actual or deemed investment earnings shall be payable in respect of such over-remittances or under-remittances. However, the Servicer shall remit at least annually to the Indenture Trustee, for the benefit of the Issuer, any late payment charges received from Customers in respect of Storm Recovery Charges.

(d)            The foregoing Servicing Fee constitutes a fair and reasonable compensation for the obligations to be performed by the Servicer. Such Servicing Fee shall be determined without regard to the income of the Issuer, shall not be deemed to constitute distributions to the recipient of any profit, loss or capital of the Issuer and shall be considered a fixed Operating Expense of the Issuer subject to the limitations on such expenses set forth in the Financing Order.

(e)            Any services required for or contemplated by the performance of the above-referenced services by the Servicer to be provided by unaffiliated third parties may, if provided for or otherwise contemplated by the Financing Order and if the Issuer deems it necessary or desirable, be arranged by the Issuer or by the Servicer at the direction (which may be general or specific) of the Issuer. Costs and expenses associated with the contracting for such third-party professional services may be paid directly by the Issuer or paid by the Servicer and reimbursed by the Issuer in accordance with Section 6.06(a), or otherwise as the Servicer and the Issuer may mutually arrange.

Section 6.07.      Compliance with Applicable Law. The Servicer covenants and agrees, in servicing the Storm Recovery Property, to comply in all material respects with all laws applicable to, and binding upon, the Servicer and relating to the Storm Recovery Property, the noncompliance with which would have a material adverse effect on the value of the Storm Recovery Property; provided, however, that the foregoing is not intended to, and shall not, impose any liability on the Servicer for noncompliance with any Requirement of Law that the Servicer is contesting in good faith in accordance with its customary standards and procedures. It is expressly acknowledged that the payment of fees to the Rating Agencies shall be at the expense, and as an Operating Expense, of the Issuer and that, if the Servicer advances such payments to the Rating Agencies, the Issuer shall reimburse the Servicer for any such advances.

Section 6.08.      Access to Certain Records and Information Regarding Storm Recovery Property. The Servicer shall provide to the Indenture Trustee access to the Storm Recovery Property Records for the Storm Recovery Bonds as is reasonably required for the Indenture Trustee to perform its duties and obligations under the Indenture and the other Basic Documents and shall provide access to such records to the Holders as required by applicable law. Access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer. Nothing in this Section 6.08 shall affect the obligation of the Servicer to observe any applicable law (including any Commission Regulations) prohibiting disclosure of information regarding Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 6.08.

Section 6.09.      Appointments. The Servicer may at any time appoint any Person to perform all or any portion of its obligations as Servicer hereunder, including a collection agent acting pursuant to the Intercreditor Agreements; provided, however, that, unless such Person is an Affiliate of Duke Energy Carolinas, the Rating Agency Condition shall have been satisfied in connection therewith; provided, further, that the Servicer shall remain obligated and be liable under this Servicing Agreement for the servicing and administering of the Storm Recovery Property in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such Person and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Storm Recovery Property. The fees and expenses of any such Person shall be as agreed between the Servicer and such Person from time to time, and none of the Issuer, the Indenture Trustee, the Holders or any other Person shall have any responsibility therefor or right or claim thereto. Any such appointment shall not constitute a Servicer resignation under Section 6.05.

Section 6.10.      No Servicer Advances. The Servicer shall not make any advances of interest on or principal of the Storm Recovery Bonds.

Section 6.11.      Remittances.

(a)            The Storm Recovery Charge Collections deemed collected on any Servicer Business Day (the “Daily Remittance”) shall be calculated according to the procedures set forth in Exhibit A and remitted by the Servicer as soon as reasonably practicable to the General Subaccount of the Collection Account but in no event later than two Servicer Business Days following such Servicer Business Day. Prior to each remittance to the General Subaccount of the Collection Account pursuant to this Section 6.11, the Servicer shall provide written notice (which may be via electronic means, including electronic mail) to the Indenture Trustee and, upon request, to the Issuer of each such remittance (including the exact dollar amount to be remitted). The Servicer shall also, promptly upon receipt, remit to the Collection Account any other proceeds of the Storm Recovery Collateral that it may receive from time to time. Reconciliations of bank statements shall be as set forth in Exhibit A.

(b)            The Servicer agrees and acknowledges that it holds all Storm Recovery Charge Payments collected by it and any other proceeds for the Storm Recovery Collateral received by it for the benefit of the Indenture Trustee and the Holders and that all such amounts will be remitted by the Servicer in accordance with this Section 6.11 without any surcharge, fee, offset, charge or other deduction except for and investment earnings permitted by Section 6.06. The Servicer further agrees not to make any claim to reduce its obligation to remit all Storm Recovery Charge Payments collected by it in accordance with this Servicing Agreement.

(c)            Unless otherwise directed to do so by the Issuer, the Servicer shall be responsible for selecting Eligible Investments in which the funds in the Collection Account shall be invested pursuant to Section 8.03 of the Indenture.

Section 6.12.      Maintenance of Operations. Subject to Section 6.03, Duke Energy Carolinas agrees to continue, unless prevented by circumstances beyond its control, to operate its electric distribution system to provide service so long as it is acting as the Servicer under this Servicing Agreement.

ARTICLE VII
DEFAULT

Section 7.01.      Servicer Default. If any one or more of the following events (a “Servicer Default”) shall occur and be continuing:

(a)            any failure by the Servicer to remit to the Collection Account on behalf of the Issuer any required remittance that shall continue unremedied for a period of five Business Days after written notice of such failure is received by the Servicer from the Issuer or the Indenture Trustee (with a copy of such notice being provided promptly upon receipt by the Servicer to the Commission) or after discovery of such failure by a Responsible Officer of the Servicer;

(b)            any failure on the part of the Servicer or, so long as the Servicer is Duke Energy Carolinas or an Affiliate thereof, any failure on the part of Duke Energy Carolinas, as the case may be, duly to observe or to perform in any material respect any covenants or agreements of the Servicer or Duke Energy Carolinas, as the case may be, set forth in this Servicing Agreement (other than as provided in Section 7.01(a) or Section 7.01(c)) or any other Basic Document to which it is a party, which failure shall (i) materially and adversely affect the rights of the Holders and (ii) continue unremedied for a period of 60 days after the date on which (A) written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer, Duke Energy Carolinas or an affiliate of Duke Energy Carolinas, acting as Successor Servicer, as the case may be, by the Issuer, the Commission (with a copy to the Indenture Trustee) or to the Servicer or Duke Energy Carolinas, as the case may be, by the Indenture Trustee or (B) such failure is discovered by a Responsible Officer of the Servicer;

(c)            any failure by the Servicer duly to perform its obligations under Section 4.01(b) in the time and manner set forth therein, which failure continues unremedied for a period of five Business Days;

(d)            any representation or warranty made by the Servicer in this Servicing Agreement or any other Basic Document shall prove to have been incorrect in a material respect when made, which has a material adverse effect on the Holders and which material adverse effect continues unremedied for a period of 60 days after the date on which (i) written notice thereof, requiring the same to be remedied, shall have been delivered to the Servicer (with a copy to the Indenture Trustee) by the Issuer or the Indenture Trustee (with a copy of such notice being provided promptly upon receipt by the Servicer to the Commission), or (ii) such failure is discovered by a Responsible Officer of the Servicer; or

(e)            an Insolvency Event occurs with respect to the Servicer;

then, and in each and every case, so long as the Servicer Default shall not have been remedied, the Indenture Trustee shall, upon receiving the written instruction of either (i) Holders evidencing a majority of the Outstanding Amount of the Storm Recovery Bonds or (ii) the Commission, subject to the terms of the Intercreditor Agreements, by notice then given in writing to the Servicer (and to the Indenture Trustee if given by the Holders) (a “Termination Notice”), terminate all the rights and obligations (other than the obligations set forth in Section 6.02 and the obligation under Section 7.02 to continue performing its functions as Servicer until a Successor Servicer is appointed) of the Servicer under this Servicing Agreement and under the Intercreditor Agreements; provided, however the Indenture Trustee shall not give a Termination Notice upon instruction of the Commission unless the Rating Agency Condition is satisfied. In addition, upon a Servicer Default described in Section 7.01(a), the Holders and the Indenture Trustee as financing parties under the Storm Recovery Law (or any of their representatives) shall be entitled to apply to the Commission or a court of appropriate jurisdiction for an order for sequestration and payment of revenues arising with respect to the Storm Recovery Property. On or after the receipt by the Servicer of a Termination Notice, all authority and power of the Servicer under this Servicing Agreement, whether with respect to the Storm Recovery Bonds, the Storm Recovery Property, the Storm Recovery Charges or otherwise, shall, without further action, pass to and be vested in such Successor Servicer as may be appointed under Section 7.02; and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such Termination Notice, whether to complete the transfer of the Storm Recovery Property Records and related documents, or otherwise. The predecessor Servicer shall cooperate with the Successor Servicer, the Issuer and the Indenture Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Servicing Agreement, including the transfer to the Successor Servicer for administration by it of all Storm Recovery Property Records and all cash amounts that shall at the time be held by the predecessor Servicer for remittance, or shall thereafter be received by it with respect to the Storm Recovery Property or the Storm Recovery Charges. As soon as practicable after receipt by the Servicer of such Termination Notice, the Servicer shall deliver the Storm Recovery Property Records to the Successor Servicer. In case a Successor Servicer is appointed as a result of a Servicer Default, all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with transferring the Storm Recovery Property Records to the Successor Servicer and amending this Servicing Agreement and the Intercreditor Agreements to reflect such succession as Servicer pursuant to this Section 7.01 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Termination of Duke Energy Carolinas as Servicer shall not terminate Duke Energy Carolinas’s rights or obligations under the Sale Agreement (except rights thereunder deriving from its rights as the Servicer hereunder).

Section 7.02.      Appointment of Successor.

(a)            Upon the Servicer’s receipt of a Termination Notice pursuant to Section 7.01 or the Servicer’s resignation or removal in accordance with the terms of this Servicing Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Servicing Agreement and shall be entitled to receive the requisite portion of the Servicing Fee, until a Successor Servicer shall have assumed in writing the obligations of the Servicer hereunder as described below. In the event of the Servicer’s removal or resignation hereunder, the Indenture Trustee, at the written direction and with the consent of the Holders of a majority of the Outstanding Amount of the Storm Recovery Bonds or of the Commission, shall, but subject to the provisions of the Intercreditor Agreements, appoint a Successor Servicer with the Issuer’s prior written consent thereto (which consent shall not be unreasonably withheld), and the Successor Servicer shall accept its appointment by a written assumption in form reasonably acceptable to the Issuer and the Indenture Trustee and provide prompt written notice of such assumption to the Issuer, the Commission and the Rating Agencies. If, within 30 days after the delivery of the Termination Notice, a new Servicer shall not have been appointed, the Indenture Trustee will, at the written direction of the Holders of a majority of the Storm Recovery Bonds, petition the Commission or a court of competent jurisdiction to appoint a Successor Servicer under this Servicing Agreement. A Person shall qualify as a Successor Servicer only if (i) such Person is permitted under Commission Regulations to perform the duties of the Servicer, (ii) the Rating Agency Condition shall have been satisfied, (iii) such Person enters into a servicing agreement with the Issuer having substantially the same provisions as this Servicing Agreement and (iv) such Person agrees to perform the obligations of the Servicer under the Intercreditor Agreements. In no event shall the Indenture Trustee be liable for its appointment of a Successor Servicer. The Indenture Trustee’s expenses incurred under this Section 7.02(a) shall be at the sole expense of the Issuer and payable from the Collection Account as provided in Section 8.02 of the Indenture.

(b)            Upon appointment, the Successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Servicing Agreement.

Section 7.03.      Waiver of Past Defaults. The Indenture Trustee, with the written consent of the Holders evidencing a majority of the Outstanding Amount of the Storm Recovery Bonds, may waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to the Collection Account in accordance with this Servicing Agreement, provided, however, that a default under Section 7.01(a) and 7.01(c) of the Servicer may not be waived without the satisfaction of the conditions precedent in Section 8.01(c). Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Servicing Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto. Promptly after the execution of any such waiver, the Servicer shall furnish copies of such waiver to each of the Rating Agencies and the Commission.

Section 7.04.      Notice of Servicer Default. The Servicer shall deliver to the Issuer, the Indenture Trustee, the Commission and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice of any event that, with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 7.01.

Section 7.05.      Cooperation with Successor. The Servicer covenants and agrees with the Issuer that it will, on an ongoing basis, cooperate with the Successor Servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the Successor Servicer in performing its obligations hereunder.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

Section 8.01.      Amendment.

(a)            Subject to Section 8.01(c), this Servicing Agreement may be amended in writing by the Servicer and the Issuer with the prior written consent of the Indenture Trustee and the satisfaction of the Rating Agency Condition; provided, that any such amendment may not adversely affect the interest of any Holder in any material respect without the consent of the Holders of a majority of the Outstanding Amount. Promptly after the execution of any such amendment or consent, the Issuer shall furnish copies of such amendment or consent to each of the Rating Agencies.

(b)            Prior to the execution of any amendment to this Servicing Agreement, the Issuer and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel of external counsel stating that such amendment is authorized and permitted by this Servicing Agreement and all conditions precedent, if any, provided for in this Servicing Agreement relating to such amendment have been satisfied and upon the Opinion of Counsel from external counsel referred to in Section 3.01(c)(i). The Issuer and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment that affects their own rights, duties, indemnities or immunities under this Servicing Agreement or otherwise.

(c)            Notwithstanding anything to the contrary in this Section 8.01, no amendment or modification of this Servicing Agreement, nor any waiver required by Section 7.03 hereof, shall be effective except upon satisfaction of the conditions precedent in this paragraph (c).

(i)            At least 15 days prior to the effectiveness of any such amendment or modification and after obtaining the other necessary approvals set forth in Section 8.01(a) (except that the consent of the Indenture Trustee may be subject to the consent of the Holders if such consent is required or sought by the Indenture Trustee in connection with such amendment or modification) the Servicer shall have filed in Commission docket E-7, Sub 1325 written notification of any proposed amendment, with a copy delivered to the Director of the Commission and the Executive Director of the Public Staff – North Carolina Utilities Commission, which notification shall contain:

(A)            a reference to Docket No. E-7, Sub 1325;

(B)            an Officer’s Certificate stating that the proposed amendment or modification has been approved by all parties to this Servicing Agreement or alternatively, the waiver of default has been approved by the Holders of a majority of the Outstanding Amount of Storm Recovery Bonds; and

(C)            a statement identifying the person to whom the Commission is to address any response to the proposed amendment or to request additional time.

(ii)            If the Commission within 15 days (subject to extension as provided in clause (iii)) of receiving a notification complying with subparagraph (i), shall have issued an order that the Commission might object to the proposed amendment or modification, then, except as provided in clause (iv) below, such proposed amendment or modification shall not be effective unless and until the Commission subsequently issues an order that it does not object to such proposed amendment or modification; or

(iii)            If the Commission takes no action within 60 days of the filing of the notice, then such amendment or modification may subsequently become effective upon satisfaction of the other conditions specified in Section 8.01(a).

(iv)            Following the delivery of an order from the Commission to the Servicer under subparagraph (ii), the Servicer and the Issuer shall have the right at any time to withdraw from the Commission further consideration of any proposed amendment, modification or waiver of default. The fact that the Servicer delivers notice to the Commission pursuant to this Section 8.01(a) does not obligate the Servicer to amend this Servicing Agreement as provided in the notice.

Section 8.02.      Maintenance of Accounts and Records.

(a)            The Servicer shall maintain accounts and records as to the Storm Recovery Property accurately and in accordance with its standard accounting procedures and in sufficient detail to permit reconciliation between Storm Recovery Charge Payments received by the Servicer and Storm Recovery Charge Collections from time to time deposited in the Collection Account.

(b)            The Servicer shall permit the Indenture Trustee and its agents at any time during normal business hours, upon reasonable notice to the Servicer and to the extent it does not unreasonably interfere with the Servicer’s normal operations, to inspect, audit and make copies of and abstracts from the Servicer’s records regarding the Storm Recovery Property and the Storm Recovery Charges. Nothing in this Section 8.02(b) shall affect the obligation of the Servicer to observe any applicable law (including any Commission Regulations) prohibiting disclosure of information regarding Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 8.02(b).

Section 8.03.      Notices. Any notice, report or other communication given hereunder shall be in writing and shall be effective (i) upon receipt when sent through the mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (ii) upon receipt when sent by an overnight courier, (iii) on the date personally delivered to an authorized officer of the party to which sent or (iv) on the date transmitted by facsimile or other electronic transmission with a confirmation of receipt in all cases, addressed as follows:

(a)            in the case of the Servicer, to Duke Energy Carolinas, LLC, at (i) 525 South Tryon Street Charlotte, North Carolina 28202, Attention: Treasurer, Telephone: 800-488-3853 in care of (c/o): Director, Rates and Regulatory Planning and at 525 South Tryon Street, Charlotte, North Carolina 28202, Attention: Structured Finance Director, Telephone: 800-488-3853 c/o Assistant Treasurer;

(b)            in the case of the Issuer, to Duke Energy Carolinas NC Storm Funding II LLC, 525 South Tryon Street Charlotte, North Carolina 28202 Attention: Managers, Telephone: 800-488-3853;

(c)            in the case of the Indenture Trustee, to the Corporate Trust Office;

(d)            in the case of S&P, to S&P Global Ratings, a S&P Global Inc. business, Structured Credit Surveillance, 55 Water Street, New York, New York 10041, Telephone: (212) 438-8991, Email: servicer_reports@standardandpoors.com (all such notices to be delivered to S&P in writing by email);

(e)            in the case of Moody’s, to Moody’s Investors Service, Inc., ABS/RMBS Monitoring Department, 24th Floor, 7 World Trade Center, 250 Greenwich Street, New York, New York 10007, Email: ServicerReports@moodys.com (all such notice to be delivered to Moody’s in writing by email), and solely for purposes of Rating Agency Condition communications: abscormonitoring@moodys.com; and

(f)            in the case of the Commission and the Public Staff – North Carolina Utilities Commission, by filing a notice in docket E-7, Sub 1325 with a copy delivered to the Director of the Commission and the Executive Director of the Public Staff.

Each party hereto may, by notice given in accordance herewith to the other party or parties hereto, designate any further or different address to which subsequent notices, reports and other communications shall be sent.

Section 8.04.      Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 6.03 and as provided in the provisions of this Servicing Agreement concerning the resignation of the Servicer, this Servicing Agreement may not be assigned by the Servicer. Any assignment of this Servicing Agreement is subject to satisfaction of any conditions set forth in the Intercreditor Agreements.

Section 8.05.      Limitations on Rights of Others. The provisions of this Servicing Agreement are solely for the benefit of the Servicer and the Issuer and, to the extent provided herein or in the other Basic Documents, the Indenture Trustee and the Holders, and the other Persons expressly referred to herein, and such Persons shall have the right to enforce the relevant provisions of this Servicing Agreement. Nothing in this Servicing Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Storm Recovery Property or Storm Recovery Collateral or under or in respect of this Servicing Agreement or any covenants, conditions or provisions contained herein.

Section 8.06.      Severability. Any provision of this Servicing Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision (if any) or the remaining provisions hereof (unless such a construction shall be unreasonable), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 8.07.      Separate Counterparts. This Servicing Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. The parties hereto agree that this Servicing Agreement may be electronically signed, that any digital or electronic signatures (including pdf, facsimile or electronically imaged signatures provided by AdobeSign, DocuSign, Diligent Board or any other digital signature provider as specified and agreed upon in writing to the other parties) appearing on this Servicing Agreement are the same as handwritten signatures for the purposes of validity, enforceability and admissibility, and that delivery of any such electronic signature to, or a signed copy of, this Servicing Agreement may be made by facsimile, email or other electronic transmission.

Section 8.08.      Governing Law. This Servicing Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 8.09.      Assignment to Indenture Trustee. The Servicer hereby acknowledges and consents to the assignment by the Issuer to the Indenture Trustee of any or all of the Issuer’s rights hereunder. In no event shall the Indenture Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates delivered pursuant hereto, as to all of which any recourse shall be had solely to the assets of the Issuer subject to the availability of funds therefor under Section 8.02 of the Indenture.

Section 8.10.      Nonpetition Covenants. Notwithstanding any prior termination of this Servicing Agreement or the Indenture, the Servicer shall not, prior to the date that is one year and one day after the satisfaction and discharge of the Indenture, acquiesce, petition or otherwise invoke or cause the Issuer to invoke or join with any Person in provoking the process of any Governmental Authority for the purpose of commencing or sustaining an involuntary case against the Issuer under any U.S. federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer for any substantial part of the property of the Issuer or ordering the dissolution, winding up or liquidation of the affairs of the Issuer.

Section 8.11.      Limitation of Liability. It is expressly understood and agreed by the parties hereto that this Servicing Agreement is executed and delivered by the Indenture Trustee, not individually or personally but solely as Indenture Trustee in the exercise of the powers and authority conferred and vested in it, and that the Indenture Trustee, in acting hereunder, is entitled to all rights, benefits, protections, immunities and indemnities accorded to it under the Indenture.

Section 8.12.      Rule 17g-5 Compliance. The Servicer agrees that any notice, report, request for satisfaction of the Rating Agency Condition, document or other information provided by the Servicer to any Rating Agency under this Servicing Agreement or any other Basic Document to which it is a party for the purpose of determining the initial credit rating of the Storm Recovery Bonds or undertaking credit rating surveillance of the Storm Recovery Bonds with any Rating Agency, or satisfy the Rating Agency Condition, shall be substantially concurrently posted by the Servicer on the 17g-5 Website.

Section 8.13.      Indenture Trustee Actions. In acting hereunder, the Indenture Trustee shall have the rights, protections and immunities granted to it under the Indenture.

Section 8.14.      Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS INDENTURE AND FOR ANY COUNTERCLAIM THEREIN.

{SIGNATURE PAGE FOLLOWS}

IN WITNESS WHEREOF, the parties hereto have caused this Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

DUKE ENERGY CAROLINAS NC STORM FUNDING II LLC,
as Issuer

		By:	/s/ Erica Glenn
			Name:	Erica Glenn
			Title:	Assistant Treasurer

DUKE ENERGY CAROLINAS, LLC,
as Servicer

		By:	/s/ Erica Glenn
			Name:	Erica Glenn
			Title:	Assistant Treasurer

ACKNOWLEDGED AND ACCEPTED:

U.S. BANK TRUST COMPANY,
NATIONAL ASSOCIATION,
not in its individual capacity but solely as Indenture Trustee

By:	/s/ José A Galarza
Name: José A Galarza
Title: Vice President

Signature Page to Storm Recovery Servicing Agreement

EXHIBIT A

SERVICING PROCEDURES

The Servicer agrees to comply with the following servicing procedures:

SECTION 1. Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Servicing Agreement (the “Agreement”).

SECTION 2. Data Acquisition.

(a) Installation and Maintenance of Meters. The Servicer shall cause to be installed, replaced and maintained meters in accordance with the Servicer Policies and Practices.

(b) Meter Reading. In accordance with the Servicer Policies and Practices, the Servicer shall obtain consumption measurements for each Customer or determine any Customer’s consumption on the basis of estimates in accordance with Commission Regulations.

(c) Cost of Metering. The Issuer shall not be obligated to pay any costs associated with the metering duties set forth in this Section 2, including the costs of installing, replacing and maintaining meters, nor shall the Issuer be entitled to any credit against the Servicing Fee for any cost savings realized by the Servicer as a result of new metering and/or billing technologies.

SECTION 3. Consumption and Bill Calculation.

The Servicer shall obtain a calculation of each Customer’s consumption (which may be based on data obtained from such Customer’s meter read or on consumption estimates determined in accordance with Commission Regulations) in accordance with the Servicer Policies and Practices and shall determine therefrom Billed Storm Recovery Charges for the Storm Recovery Bonds.

SECTION 4. Billing.

(a) Commencement of Billing. The Servicer shall implement the Storm Recovery Charges as of the date following Closing Date for the Storm Recovery Bonds and shall thereafter bill each Customer for each Customer’s Billed Storm Recovery Charges for the Storm Recovery Bonds in accordance with the provisions of this Section 4.

(b) Frequency of Bills; Billing Practices. In accordance with the Servicer Policies and Practices, the Servicer shall generate and issue a Bill to each Customer. In the event that the Servicer makes any material modification to the Servicer Policies and Practices, it shall notify the Issuer, the Indenture Trustee and the Rating Agencies as soon as practicable, and in no event later than 30 Servicer Business Days after such modification goes into effect, but the Servicer may not make any modification that will materially adversely affect the Holders.

(c) Format.

(i) The Customer’s Bill will contain a separate line item identifying the monthly charge representing the Storm Recovery Property. The Customer’s Bill shall contain in text or in a footnote, text substantially to the effect that the monthly charge representing Storm Recovery Property has been approved by the Financing Order, and that a portion of the monthly charge is being collected by the Servicer, as servicer, on behalf of the Issuer as owner of the Storm Recovery Property. However, the Storm Recovery Charges will be consolidated with any previously approved storm recovery charges to display one total charge on the Customer’s bill.

(ii) The Servicer shall conform to such requirements in respect of the format, structure and text of Bills delivered to Customers as Commission Regulations shall from time to time prescribe. To the extent that Bill format, structure and text are not prescribed by applicable law or by Commission Regulations, the Servicer shall, subject to clause (i) of this subsection (c), determine the format, structure and text of all Bills in accordance with its reasonable business judgment, the Servicer Policies and Practices and historical practice.

(d) Delivery. Except as provided in the next sentence, the Servicer shall deliver all Bills to Customers (i) by United States mail in such class or classes as are consistent with the Servicer Policies and Practices or (ii) by any other means, whether electronic or otherwise, that the Servicer may from time to time use in accordance with the Servicer Policies and Practices. The Servicer shall pay from its own funds all costs of issuance and delivery of all Bills that it renders, including printing and postage costs as the same may increase or decrease from time to time.

SECTION 5. Customer Service Functions.

The Servicer shall handle all Customer inquiries and other Customer service matters according to the Servicer Policies and Practices.

SECTION 6. Collections; Payment Processing; Remittance.

(a) Collection Efforts, Policies, Procedures.

(i) The Servicer shall collect Billed Storm Recovery Charges for the Storm Recovery Bonds (including late payment charges in respect of Storm Recovery Charges) from Customers as and when the same become due in accordance with such collection procedures as it follows with respect to comparable assets that it services for itself or others including, in accordance with Commission Regulations and the Servicer Policies and Practices, that:

(A) The Servicer shall prepare and deliver overdue notices to Customers.

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(B) The Servicer shall deliver past-due and shut-off notices.

(C) The Servicer may employ the assistance of collection agents.

(D) The Servicer shall apply Customer deposits to the payment of delinquent accounts.

(ii) The Servicer shall not waive any late payment charge or any other fee or charge relating to delinquent payments, if any, or waive, vary or modify any terms of payment of any amounts payable by a Customer, in each case unless such waiver or action: (A) would be in accordance with the Servicer Policies and Practices and (B) would comply in all material respects with applicable law.

(iii) The Servicer shall accept payment from Customers in respect of Billed Storm Recovery Charges for the Storm Recovery Bonds in such forms and methods and at such times and places in accordance with the Servicer Policies and Practices.

(b) Payment Processing; Allocation; Priority of Payments. The Servicer shall post all payments received to Customer accounts as promptly as practicable, and, in any event, substantially all payments shall be posted no later than two Servicer Business Days after receipt.

(c) Investment of Estimated Storm Recovery Charge Payments Received. Prior to remittance on the applicable remittance date, the Servicer may invest estimated Storm Recovery Charges Payments at its own risk and for its own benefit, and such investments and funds shall not be required to be segregated from the other investments and funds of the Servicer.

(d) Calculation of Daily Remittance.

(i) The Servicer will remit Storm Recovery Charges directly to the Indenture Trustee pursuant to Section 6.11 of the Servicing Agreement. The Servicer will remit Storm Recovery Charges based on estimated collections using a weighted average balance of days outstanding (“WADO”) on Duke Energy Carolinas’s retail bills. Storm Recovery Charge Collections for the Storm Recovery Bonds remitted will represent the charges estimated to be received for any period based upon the WADO and an estimated system-wide write-off percentage.

(ii) The Storm Recovery Charge Collections for the Storm Recovery Bonds will be remitted by the Servicer to the Indenture Trustee as soon as reasonably practicable to the General Subaccount of the Collection Account on each Servicer Business Day, but in no event later than two Servicer Business Days following such Servicer Business Day. Estimated daily Storm Recovery Charge Collections for the Storm Recovery Bonds will be remitted to the Indenture Trustee on each Servicer Business Day based upon the WADO and estimated write-offs. Each day on which those remittances are made is referred to as a daily remittance date.

3

(iii) No less often than semi-annually, the Servicer will reconcile remittances of estimated Storm Recovery Charge Collections for the Storm Recovery Bonds with actual Storm Recovery Charge Payments for the Storm Recovery Bonds received by the Servicer and remitted to the Indenture Trustee to more accurately reflect the amount of Billed Storm Recovery Charges for the Storm Recovery Bonds that should have been remitted, based on WADO and the actual system-wide write-off percentage. To the extent the remittances of estimated payments arising from the Storm Recovery Charges exceed the amounts that should have been remitted based on actual system-wide write-offs, the Servicer will be entitled to withhold the excess amount from any subsequent remittance to the Indenture Trustee until the balance of such excess is reduced to zero. To the extent the remittances of estimated payments arising from the Storm Recovery Charges are less than the amount that should have been remitted based on actual system wide write-offs, the Servicer will remit the amount of the shortfall to the Indenture Trustee within two Servicer Business Days. Although the Servicer will remit estimated Storm Recovery Charge Collections for the Storm Recovery Bonds to the Indenture Trustee, the Servicer will not be obligated to make any payments on the Storm Recovery Bonds.

(iv) At least annually, the Servicer also will remit to the Indenture Trustee, for the benefit of the Issuer, any late payment fees received from Customers with respect to the Storm Recovery Charges.

(v) The Servicer agrees and acknowledges that it holds all Storm Recovery Charge Collections for the Storm Recovery Bonds received by it and any other proceeds for the Storm Recovery Collateral received by it for the benefit of the Indenture Trustee and the Holders and that all such amounts will be remitted by the Servicer without any surcharge, fee, offset, charge or other deduction. The Servicer further agrees not to make any claim to reduce its obligation to remit all Storm Recovery Charge Payments for the Storm Recovery Bonds collected by it in accordance with the Servicing Agreement.

(e) Partial Collections. Upon a partial payment of amounts billed, the amount collected will be prorated among all charge categories, including the Storm Recovery Charges, and any other storm recovery charges approved by the Commission and charges of DEC, in proportion to their percentage of the overall bill.

(f) No Advances. The Servicer shall not be obligated to advance any of its own funds to the Issuer.

4

EXHIBIT B

FORM OF MONTHLY SERVICER’S CERTIFICATE

See Attached

MONTHLY SERVICER’S CERTIFICATE

DUKE ENERGY CAROLINAS NC STORM FUNDING II LLC
$582,089,000 Senior Secured Storm Recovery Bonds

Pursuant to Section 3.01(b) of the Storm Recovery Property Servicing Agreement dated as of September 30, 2025 by and between Duke Energy Carolinas, LLC, as Servicer, and Duke Energy Carolinas NC Storm Funding II LLC, as Issuer (the “Servicing Agreement”), the Servicer does hereby certify as follows:

Capitalized terms used but not defined in this Monthly Servicer’s Certificate have their respective meanings as set forth in the Servicing Agreement. References herein to certain sections and subsections are references to the respective sections or subsections of the Servicing Agreement.

Current BILLING MONTH: {__________}

Current BILLING MONTH: {__/__/20__} - {__/__/20__}

Standard Billing for prior BILLING MONTH

Residential Total Billed	$	{__________}
Residential STORM RECOVERY CHARGE (“SRC”) Billed	$	{__________}		{_.____}	%
Small General Service Total Billed	$	{__________}
Small General Service SRC Billed	$	{__________}		{_.____}	%
Medium General Service Billed	$	{__________}
Medium General Service SRC Billed	$	{__________}		{_.____}	%
Large General Service Total Billed	$	{__________}
Large General Service SRC Billed	$	{__________}		{_.____}	%
Lighting Total Billed	$	{__________}
Lighting SRC Billed	$	{__________}		{_.____}	%
YTD Net Write-offs as a % of Billed Revenue
Non-Residential Class Customer Write-offs		{_.____}	%
Residential Class Customer Write-offs		{_.____}	%
Total Write-offs		{_.____}	%

Aggregate SRC Collections

Total SRC Remitted for BILLING MONTH
Residential SRC Collected	$	{__________}
Small General Service SRC Collected	$	{__________}
Medium General Service SRC Collected	$	{__________}
Large General Service SRC Collected	$	{__________}
Lighting SRC Collected	$	{__________}
Sub-Total of SRC Collected	$	{__________}

Total SRC Collected and Remitted	$	{__________}

Aggregate SRC Remittances for {__________ 20__} BILLING MONTH	$	{__________}
Aggregate SRC Remittances for {__________ 20__} BILLING MONTH	$	{__________}
Aggregate SRC Remittances for {__________ 20__} BILLING MONTH	$	{__________}

Total Current SRC Remittances	$	{__________}

Current BILLING MONTH: {__/__/20__} - {__/__/20__}

Executed as of this {____} day of {__________} 20{__}.

Duke Energy Carolinas, LLC,
as Servicer

By:
Name:
Title:

CC:	DUKE ENERGY CAROLINAS NC STORM FUNDING II LLC

EXHIBIT C

FORM OF SEMI-ANNUAL SERVICER’S CERTIFICATE

See attached

SEMI-ANNUAL SERVICER’S CERTIFICATE

Pursuant to Section 4.01(c)(ii) of the Storm Recovery Property Servicing Agreement, dated as of September 30, 2025 (the “Servicing Agreement”), by and between Duke Energy Carolinas, LLC, as servicer (the “Servicer”), and Duke Energy Carolinas NC Storm Funding II LLC, the Servicer does hereby certify, for the {__________}, 20{__} Payment Date (the “Current Payment Date”), as follows:

Capitalized terms used but not defined herein have their respective meanings as set forth in the Servicing Agreement. References herein to certain sections and subsections are references to the respective sections of the Servicing Agreement or the Indenture, as the context indicates.

Collection Periods: {__________} to {__________}

Payment Date: {__________}, 20{__}

1.            Collections Allocable and Aggregate Amounts Available for the Current Payment Date:

i.	Remittances for the {__________} Collection Period	$	{__________}
ii.	Remittances for the {__________} Collection Period	$	{__________}
iii.	Remittances for the {__________} Collection Period	$	{__________}
iv.	Remittances for the {__________} Collection Period	$	{__________}
v.	Remittances for the {__________} Collection Period	$	{__________}
vi	Remittances for the {__________} Collection Period	$	{__________}
vii.	Investment Earnings on Capital Subaccount	$	{__________}
viii.	Investment Earnings on Excess Funds Subaccount	$	{__________}
ix.	Investment Earnings on General Subaccount	$	{__________}
x.	General Subaccount Balance (sum of i through viii above)	$	{__________}
xi.	Excess Funds Subaccount Balance as of prior Payment Date	$	{__________}
xii.	Capital Subaccount Balance as of prior Payment Date	$	{__________}

2.            Outstanding Amounts of as of prior Payment Date:

i.	Storm Recovery [ ] {__} Outstanding Amount	$	{__________}
ii.	Storm Recovery [ ] {__} Outstanding Amount	$	{__________}
iii.	Aggregate Outstanding Amount of all Storm Recovery Bonds	$	{__________}

3.            Required Funding/Payments as of Current Payment Date:

	Principal		Principal Due
i.	Storm Recovery [ ] {__}	$	{__________}
ii.	Storm Recovery [ ] {__}	$	{__________}
iii.	All Storm Recovery Bonds	$	{__________}
Interest

[Tranche/Class]		Interest Rate		Days in Interest Period[1]	Principal Balance		Interest Due
i.	Storm Recovery [ ] {__}	{__}	%	{_____}	$	{__________}	$	{________}
ii.	Storm Recovery [ ] {__}	{__}	%	{_____}	$	{__________}	$	{________}

iii.	All Storm Recovery Bonds			$	{________}

			Required Level		Funding Required
iv.	Capital Subaccount	$	{__________}	$	{__________}

4.            Allocation of Remittances as of Current Payment Date Pursuant to 8.02(e) of Indenture:

i.	Trustee Fees and Expenses; Indemnity Amounts	$	{__________}
ii.	Servicing Fee	$	{__________}
iii.	Administration Fee	$	{__________}
iv.	Operating Expenses	$	{__________}

Storm Recovery Bonds	Aggregate		Per $1,000 of Original Principal Amount
v. Semi-Annual Interest (including any past-due for prior periods)			$	{__________}
1. Storm Recovery [ ] {__}Interest Payment	$	{__________}	$	{__________}
2. Storm Recovery [ ] {__} Interest Payment	$	{__________}	$	{__________}
	$	{__________}
vi. Principal Due and Payable as a Result of an Event of Default or on Final Maturity Date					$	{__________}
1. Storm Recovery [ ] {__} Interest Payment	$	{__________}	$	{__________}
2. Storm Recovery [ ] {__} Interest Payment	$	{__________}	$	{__________}
	$	{__________}
vii. Semi-Annual Principal					$	{__________}
1. Storm Recovery [ ] {__} Interest Payment	$	{__________}	$	{__________}
2. Storm Recovery [ ] {__} Interest Payment	$	{__________}	$	{__________}
	$	{__________}
viii. Other unpaid Operating Expenses					$	{__________}
ix. Funding of Capital Subaccount (to required level)					$	{__________}
x. Capital Subaccount Return to Duke Energy Carolinas					$	{__________}
xi. Deposit to Excess Funds Subaccount					$	{__________}
xii. Released to Issuer upon Retirement of all Storm Recovery Bonds					$	{__________}
xiii. Aggregate Remittances as of Current Payment Date					$	{__________}

1On 30/360 day basis for initial payment date; otherwise use one-half of annual rate.

5.            Outstanding Amount and Collection Account Balance as of Current Payment Date (after giving effect to payments to be made on such Payment Date):

i.	Storm Recovery [ ] {__}	$	{__________}
ii.	Storm Recovery [ ] {__}	$	{__________}
iii.	Aggregate Outstanding Amount of all Storm Recovery Bonds	$	{__________}
iv.	Excess Funds Subaccount Balance	$	{__________}
v.	Capital Subaccount Balance	$	{__________}
vi.	Aggregate Collection Account Balance	$	{__________}

6.            Subaccount Withdrawals as of Current Payment Date (if applicable, pursuant to Section 8.02(e) of Indenture):

i.	Excess Funds Subaccount	$	{__________}
ii.	Capital Subaccount	$	{__________}
iii.	Total Withdrawals	$	{__________}

7.            Shortfalls in Interest and Principal Payments as of Current Payment Date:

i.	Semi-annual Interest
	Storm Recovery [ ] {__} Interest Payment	$	{__________}
	Storm Recovery [ ] {__} Interest Payment	$	{__________}
	Total	$	{__________}
ii.	Semi-annual Principal
	Storm Recovery [ ] {__} Principal Payment	$	{__________}
	Storm Recovery [ ] {__} Principal Payment	$	{__________}
	Total	$	{__________}

8.            Shortfalls in Payment of Return on Invested Capital as of Current Payment Date:

i.	Return on Invested Capital	$	{__________}

9.            Shortfalls in Required Subaccount Levels as of Current Payment Date:

i.	Capital Subaccount	$	{__________}

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Semi-Annual Servicer’s Certificate this {____} day of {__________}, 20{__}.

Duke Energy Carolinas, LLC,
as Servicer

By:
Name:
Title:

EXHIBIT D

FORM OF SERVICER CERTIFICATE

See attached

SERVICER CERTIFICATE

The undersigned hereby certifies that the undersigned is the duly elected and acting {__________} of DUKE ENERGY CAROLINAS, LLC, as servicer (the “Servicer”) under the Storm Recovery Property Servicing Agreement dated as of September 30, 2025 (the “Servicing Agreement”) by and between the Servicer and DUKE ENERGY CAROLINAS NC STORM FUNDING II LLC, and further certifies that:

1.            The undersigned is responsible for assessing the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”).

2.            With respect to each of the Servicing Criteria, the undersigned has made the following assessment of the Servicing Criteria in accordance with Item 1122(d) of Regulation AB, with such discussion regarding the performance of such Servicing Criteria during the fiscal year covered by the Depositor’s annual report on Form 10-K:

Regulation AB Reference	Servicing Criteria	Assessment
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Applicable; assessment below.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Not applicable.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for pool assets are maintained.	Not applicable; transaction agreements do not provide for a back-up servicer.
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	Not applicable; transaction agreements do not require a fidelity bond or errors and omissions policy.
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	Applicable
Cash Collection and Administration
1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	Applicable.

Regulation AB Reference	Servicing Criteria	Assessment
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Not applicable.
1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	Applicable; no advances by the Servicer are permitted under the transaction agreements, except for payments of certain indemnities.
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	Applicable, but no current assessment is required since the related accounts are maintained by the Indenture Trustee.
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) under the Exchange Act.	Applicable, but no current assessment required; all “custodial accounts” are maintained by the Indenture Trustee.
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Not applicable; all payments made by wire transfer.
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are: (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	Applicable; assessment below.
Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the SEC, are maintained in accordance with the transaction agreements and applicable SEC requirements. Specifically, such reports: (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the SEC as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.	Applicable; assessment below.

Regulation AB Reference	Servicing Criteria	Assessment
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Not applicable; investor records maintained by the Indenture Trustee.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.	Not applicable.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Applicable; assessment below.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	Applicable; assessment below.
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	Applicable; assessment below.
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Not applicable; no removals or substitutions of Storm Recovery Property are contemplated or allowed under the transaction documents.
1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset agreements.	Applicable; assessment below.
1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.	Not applicable; because underlying obligation (Storm Recovery Charge) is not an interest-bearing instrument.
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	Not Applicable.
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	Applicable; limited assessment below. Servicer actions governed by Commission regulations.

Regulation AB Reference	Servicing Criteria	Assessment
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets, including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	Applicable, but does not require assessment since no explicit documentation requirement with respect to delinquent accounts are imposed under the transaction agreements due to availability of “true-up” mechanism; and any such documentation is maintained in accordance with applicable North Carolina commission rules and regulations.
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	Not applicable; Storm Recovery Charges are not interest-bearing instruments.
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.	Not applicable.
1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	Not applicable; Servicer does not make payments on behalf of obligors.
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	Not applicable; Servicer cannot make advances of its own funds on behalf of customers under the transaction agreements.
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.	Not applicable; Servicer cannot make advances of its own funds on behalf of customers to pay principal or interest on the bonds.
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Applicable; assessment below.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	Not applicable; no external enhancement is required under the transaction agreements.

3.            To the best of the undersigned’s knowledge, based on such review, the Servicer is in compliance in all material respects with the applicable servicing criteria set forth above as of and for the period ended the end of the fiscal year covered by the Issuer’s annual report on Form 10-K. {If not true, include description of any material instance of noncompliance.}

4.            {[             ], an independent registered public accounting firm, has issued an attestation report on the Servicer’s assessment of compliance with the applicable servicing criteria as of and for the period ended the end of the fiscal year covered by the Issuer’s annual report on Form 10-K.}

5.            Capitalized terms used but not defined herein have their respective meanings as set forth in the Servicing Agreement.

Executed as of this {____} day of {__________}, 20{__}.

DUKE ENERGY CAROLINAS, LLC,
as Servicer

By:
Name:
Title:

EXHIBIT E

FORM OF CERTIFICATE OF COMPLIANCE

See attached

CERTIFICATE OF COMPLIANCE

The undersigned hereby certifies that the undersigned is the duly elected and acting {__________} of DUKE ENERGY CAROLINAS, LLC, as servicer (the “Servicer”) under the Storm Recovery Property Servicing Agreement dated as of September 30, 2025 (the “Servicing Agreement”) by and between the Servicer and DUKE ENERGY CAROLINAS NC STORM FUNDING II LLC, and further certifies that:

1.            A review of the activities of the Servicer and of its performance under the Servicing Agreement during the twelve months ended {__________}, 20{__} has been made under the supervision of the undersigned pursuant to Section 3.03 of the Servicing Agreement.

2.            To the undersigned’s knowledge, based on such review, the Servicer has fulfilled all of its obligations in all material respects under the Servicing Agreement throughout the twelve months ended {__________}, 20{__}, except as set forth on EXHIBIT A hereto.

Executed as of this {____} day of {__________}, 20{__}.

DUKE ENERGY CAROLINAS, LLC,
as Servicer

By:
Name:
Title:

EXHIBIT A
TO
CERTIFICATE OF COMPLIANCE

LIST OF SERVICER DEFAULTS

The following Servicer Defaults, or events that with the giving of notice, the lapse of time, or both, would become Servicer Defaults, known to the undersigned occurred during the twelve months ended {__________}, 20{__}:

Nature of Default	Status
{__________}	{__________}

EXHIBIT F

EXPECTED SINKING FUND SCHEDULE

Semi-Annual Payment Date	Tranche A-1	Tranche A-2
07/01/2026	$2,481,412	$-
01/01/2027	$9,467,420	$-
07/01/2027	$9,667,182	$-
01/01/2028	$9,871,160	$-
07/01/2028	$10,079,441	$-
01/01/2029	$10,292,118	$-
07/01/2029	$10,509,281	$-
01/01/2030	$10,731,027	$-
07/01/2030	$10,957,452	$-
01/01/2031	$11,188,654	$-
07/01/2031	$11,424,735	$-
01/01/2032	$11,665,796	$-
07/01/2032	$11,911,945	$-
01/01/2033	$12,163,287	$-
07/01/2033	$12,419,932	$-
01/01/2034	$12,681,993	$-
07/01/2034	$12,949,583	$-
01/01/2035	$13,222,819	$-
07/01/2035	$6,314,763	$7,187,057
01/01/2036	$-	$13,813,660
07/01/2036	$-	$14,156,930
01/01/2037	$-	$14,508,729
07/01/2037	$-	$14,869,271
01/01/2038	$-	$15,238,773
07/01/2038	$-	$15,617,456
01/01/2039	$-	$16,005,550
07/01/2039	$-	$16,403,288
01/01/2040	$-	$16,810,910
07/01/2040	$-	$17,228,661
01/01/2041	$-	$17,656,793
07/01/2041	$-	$18,095,564
01/01/2042	$-	$18,545,239
07/01/2042	$-	$19,006,088
01/01/2043	$-	$19,478,390
07/01/2043	$-	$19,962,428
01/01/2044	$-	$20,458,494
07/01/2044	$-	$20,966,887
01/01/2045	$-	$21,487,915
07/01/2045	$-	$22,021,889
01/01/2046	$-	$22,569,028
Total Payments	$200,000,000	$382,089,000

Outstanding Principal Balance Per Storm Recovery Bond

Semi-Annual Payment Date	Tranche A-1	Tranche A-2
IssuanceDate	$200,000,000	$382,089,000
07/01/2026	$197,518,588	$382,089,000
01/01/2027	$188,051,168	$382,089,000
07/01/2027	$178,383,986	$382,089,000
01/01/2028	$168,512,826	$382,089,000
07/01/2028	$158,433,385	$382,089,000
01/01/2029	$148,141,267	$382,089,000
07/01/2029	$137,631,986	$382,089,000
01/01/2030	$126,900,959	$382,089,000
07/01/2030	$115,943,507	$382,089,000
01/01/2031	$104,754,853	$382,089,000
07/01/2031	$93,330,118	$382,089,000
01/01/2032	$81,664,322	$382,089,000
07/01/2032	$69,752,377	$382,089,000
01/01/2033	$57,589,090	$382,089,000
07/01/2033	$45,169,158	$382,089,000
01/01/2034	$32,487,165	$382,089,000
07/01/2034	$19,537,582	$382,089,000
01/01/2035	$6,314,763	$382,089,000
07/01/2035	$0	$374,901,943
01/01/2036	$0	$361,088,283
07/01/2036	$0	$346,931,353
01/01/2037	$0	$332,422,624
07/01/2037	$0	$317,553,353
01/01/2038	$0	$302,314,580
07/01/2038	$0	$286,697,124
01/01/2039	$0	$270,691,574
07/01/2039	$0	$254,288,286
01/01/2040	$0	$237,477,376
07/01/2040	$0	$220,248,715
01/01/2041	$0	$202,591,922
07/01/2041	$0	$184,496,358
01/01/2042	$0	$165,951,119
07/01/2042	$0	$146,945,031
01/01/2043	$0	$127,466,641
07/01/2043	$0	$107,504,213
01/01/2044	$0	$87,045,719
07/01/2044	$0	$66,078,832
01/01/2045	$0	$44,590,917
07/01/2045	$0	$22,569,028
01/01/2046	$0	$0